Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-54092, 333-36462 and 333-45511 of Altair International Inc. on Form S-3 and Registration Statement No's. 333-64495 and 333-33481 of Altair International Inc. on Form S-8 of our report dated March 30, 2001 appearing in this Amendment No. 4 to the Annual Report on Form 10-K/A of Altair International Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP

Salt Lake City, Utah
June 7, 2001